Exhibit 99.1

Scienture Holdings, Inc. Announces Reverse Stock Split

COMMACK, NY, September 30, 2026 (GLOBE NEWSWIRE) – SCIENTURE HOLDINGS, INC. (NASDAQ: SCNX) (“Scienture”), a holding company for existing and planned pharmaceutical operating companies focused on providing enhanced value to patients, physicians and caregivers through the development, commercialization, and distribution of novel specialty products that address unmet market needs, today announced that it has determined to effect a reverse stock split of its outstanding shares of common stock at a ratio of 1-for-25. The reverse stock split is expected to take effect before markets open on Monday, October 5, 2026. The Company’s common stock will continue to be traded on the Nasdaq Capital Market under the symbol “SCNX” and will begin trading on a split-adjusted basis when the market opens on Monday, October 5, 2026. The new CUSIP number for the Company’s common stock following the reverse stock split will be 80880X203. As of September 30, 2026, the Company has 41,064,146 shares of common stock issued and outstanding. Following the reverse stock split, the Company expects to have approximately 1,642,565 shares of common stock issued and outstanding.

The reverse stock split is intended to enable the Company to achieve several important corporate objectives, including enabling the Company to maintain compliance with the minimum bid price requirement under Nasdaq’s continued listing criteria and making additional shares of common stock available for future issuance.

At the effective time of the reverse stock split, every 25 shares of the Company’s issued and outstanding common stock will be converted automatically into one issued and outstanding share of common stock without any change in the par value per share. Stockholders holding shares through a brokerage account will have their shares automatically adjusted to reflect the 1-for-25 reverse stock split. The reverse split will not result in any change in the par value per share or the total number of authorized shares of common stock.

The reverse stock split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the reverse stock split would result in a stockholder owning a fractional share. No fractional shares will be issued in connection with the reverse stock split. Stockholders of record otherwise entitled to receive a fractional shares as a result of the reverse stock split will receive a cash payment in lieu of such fractional share. Proportional adjustments will be made to the number of shares of the Company’s common stock issuable upon exercise or conversion of the Company’s equity awards, convertible preferred stock and warrants, as well as the applicable exercise or conversion price. Stockholders with shares in brokerage accounts should direct any questions concerning the reverse stock split to their broker; all other stockholders may direct questions to the Company’s transfer agent, Continental Stock Transfer & Trust Company.

About Scienture Holdings, Inc.

SCIENTURE HOLDINGS, INC. (NASDAQ: SCNX), through its wholly owned subsidiary, Scienture, LLC, is a comprehensive pharmaceutical product company focused on providing enhanced value to patients, physicians and caregivers by offering novel specialty products to satisfy unmet market needs. Scienture, LLC is a branded, specialty pharmaceutical company consisting of a highly experienced team of industry professionals who are passionate about developing and bringing to market unique specialty products that provide enhanced value to patients and healthcare systems. The assets in development at Scienture are across therapeutics areas, indications and cater to different market segments and channels. For more information please visit: www.scientureholdings.com and www.scienture.com.

Cautionary Statements Regarding Forward-Looking Statements

This press release contains certain statements that may be deemed to be “forward-looking statements” within the federal securities laws, including the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Statements that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to future events or our future performance or future financial condition. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our company, our industry, our beliefs and our assumptions. Such forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including for the intended reverse stock split and the products we may launch, the success those products may have in the marketplace, and our strategies related to those products. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” or the negative of these terms or other similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are subject to a number of risks and uncertainties (some of which are beyond our control) that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. These risks include risks relating to agreements with third parties; our ability to raise funding in the future, as needed, and the terms of such funding, including potential dilution caused thereby; our ability to continue as a going concern; security interests under certain of our credit arrangements; our ability to maintain the listing of our common stock on The Nasdaq Stock Market LLC; claims relating to alleged violations of intellectual property rights of others; the outcome of any current legal proceedings or future legal proceedings that may be instituted against us; unanticipated difficulties or expenditures relating to our business plan; and those risks detailed in our most recent Annual Report on Form 10-K, as amended, and subsequent reports filed with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date they are made. Scienture Holdings, Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as otherwise provided by law.

Contact:

SCIENTURE HOLDINGS, INC.

20 Austin Blvd

Commack, NY 11725

Email: IR@Scienture.com